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                                                                    EXHIBIT 11.1

                                 PROSOURCE, INC.
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)





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                                                           THIRTEEN WEEKS ENDED                THIRTY-NINE WEEKS ENDED
                                                     SEPTEMBER 27,     SEPTEMBER 28,      SEPTEMBER 27,       SEPTEMBER 28,
                                                         1997              1996               1997                1996
                                                         ----              ----               ----                ----
Net earnings (loss) applicable to common
 stock                                                  $  718            $1,357            $(5,238)            $(16,600)
                                                        ======            ======            =======             ========

Weighted average common shares
 outstanding during the period                           9,323             5,310              9,328                5,304


Add:
 Common equivalent shares determined using
 the "Treasury Stock" method representing
 shares issuable upon exercise of stock
 options, warrants and shares issuable under
 contractual agreements, except during
 periods in which they would be antidilutive                 3                45                  6                   --
                                                        ------            ------            -------             --------

Weighted average number of shares used in
 calculation of primary earnings per share               9,326             5,355              9,334                5,304
                                                        ======            ======            =======             ========


Primary earnings per common share                       $ 0.08            $ 0.25            $ (0.56)            $  (3.13)
                                                        ======            ======            =======             ========
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